Exhibit 5.1

[LETTERHEAD OF HILL, WARD & HENDERSON, P.A.]

March 11, 2009

SRI/Surgical Express, Inc.

12425 Race Track Road

Tampa, Florida 33626

Re:	Registration Statement on Form S-8

Ladies and Gentlemen:

At your request, we are rendering this opinion in connection with the filing by SRI/Surgical Express, Inc., a Florida corporation (the “Company”), of a Registration Statement on Form S-8 (the “Registration Statement”) with the Securities and Exchange Commission covering the offering of up to an additional 500,000 shares of the Company’s common stock, $0.001 par value per share (“Common Stock”), pursuant to the Company’s 2004 Stock Compensation Plan, as amended (the “Plan”).

We have examined instruments, documents, records and certificates which we deemed relevant and necessary for the basis of our opinion hereinafter expressed, including without limitation, the Plan, the Registration Statement, and the Company’s Articles of Incorporation and Bylaws. In such examination, we have assumed (a) the authenticity of all documents submitted to us as originals and the genuineness of all signatures; (b) the conformity to the originals of all documents submitted to us as copies; and (c) the truth, accuracy, and completeness of the information, representations, and warranties contained in the instruments, documents, records and certificates we have reviewed.

Based on such examination, we are of the opinion that the additional 500,000 shares of Common Stock to be issued and sold by the Company pursuant to the Plan are validly authorized shares of Common Stock and, when issued and sold in accordance with the Plan and pursuant to the agreements which accompany each grant under the Plan, will be validly issued, fully paid and nonassessable.

We hereby consent to the filing of this opinion as an exhibit to the Registration Statement and to the use of our name wherever it appears in the Registration Statement. In giving such consent, we do not thereby admit that we are in the category of persons whose consent is required under Section 7 of the Securities Act of 1933, as amended.

Very truly yours,

/s/ HILL, WARD & HENDERSON, P.A.

Hill, Ward & Henderson, P.A.